As filed with the Securities and Exchange Commission on August 2, 2017

File No. ________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMIRA NATURE FOODS LTD

(Exact Name of Registrant as Specified in Charter)

British Virgin Islands	Not Applicable
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

29E, A.U. Tower
Jumeirah Lake Towers
Dubai, United Arab Emirates

(Address of Principal Executive Offices) (Zip Code)

Amira Nature Foods Ltd 2017 Omnibus Securities and
Incentive Plan

(Full title of the plan)

Amira I Grand Foods Inc

12 East 52nd Street, 7th Floor

New York, NY 10022

Attention: Bruce Wacha, Chief Financial Officer

(Name and address of agent for service)

+1-646-779-1984

(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service, to:

Tim Cruickshank

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
		(Do not check if smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, par value $.001 per share	4,500,000	$5.865	$26,392,500	$3,058.90

(1)	The registration statement registers the issuance of 4,500,000 ordinary shares, which are issuable under the Amira Nature Foods Ltd 2017 Omnibus Securities and Incentive Plan, and any additional ordinary shares resulting from stock splits, stock dividends, or similar transactions involving the registrant’s ordinary shares, in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of Amira Nature Foods Ltd’s ordinary shares as reported on the New York Stock Exchange on July 27, 2017.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 of Amira Nature Foods Ltd, or “the Company”, will be sent or given to participants in the Amira Nature Foods Ltd 2017 Omnibus Securities and Incentive Plan, covered by this Registration Statement as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended, or “the Securities Act”.  Such documents need not be filed with the Securities and Exchange Commission, or “the Commission”, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b) of the Securities Act. Requests for the above-mentioned information should be directed to Bruce C. Wacha, at the address and telephone number on the cover of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents of the Company, filed with the Commission, are incorporated by reference into this Registration Statement:

(a)	Annual Report on Form 20-F for the fiscal year ended March 31, 2017, filed with the SEC on July 31, 2017; and
(b)	The description of the ordinary shares contained in the Registration Statement on Form 8-A, dated October 4, 2012, filed to register such securities under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of the initial registration statement, prior to the termination of this offering, shall be deemed to be incorporated by reference herein and to be part of this prospectus from the respective dates of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

The Company’s Memorandum and Articles of Association provide that, subject to certain limitations, the Company may indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnification may only take place if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and, as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the Memorandum and Articles of Association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction, or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

The Company has entered, and expects to continue to enter, into agreements to indemnify its directors, executive officers, and other employees as determined by its board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines, and settlement amounts incurred by any of these individuals in any action or proceeding. The Company believes that the provisions in its Memorandum and Articles of Association, indemnification agreements, and officers’ and directors’ liability insurance, described in further detail below, are necessary to attract and retain talented and experienced officers and directors.

The Company’s Memorandum and Articles of Association permits the Company to purchase and maintain insurance on behalf of any officer or director who at the request of the Company, is or was serving as a director or officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Memorandum and Articles of Association. The Company has purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against its obligations to indemnify its officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

The following is a list of Exhibits filed as part of this Registration Statement on Form S-8. Where so indicated by footnote, Exhibits that were previously filed are incorporated herein by reference.

Exhibit No.	Description
4.1	Amira Nature Foods Ltd 2017 Omnibus Securities and Incentive Plan
5.1	Opinion of Walkers
23.1	Consent of Walkers (included in Exhibit 5.1)
23.2	Consent of ASA & Associates, Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on signature pages hereto)

Item 9.    Undertakings

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; and

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Dubai, United Arab Emirates, and New York, New York on August 2, 2017.

AMIRA NATURE FOODS LTD

By:	/s/ Karan A. Chanana
Name:	Karan A. Chanana
Title:	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

By:	/s/ Bruce C. Wacha
Name:	Bruce C. Wacha
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Karan A. Chanana and Bruce C. Wacha or either of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any related registration statement filed pursuant to Rule 462 under the Security Act. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: August 2, 2017	By:	/s/ Karan A. Chanana
	Name:	Karan A. Chanana
	Title:	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

Dated: August 2, 2017	By:	/s/ Bruce C. Wacha
	Name:	Bruce C. Wacha
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: August 2, 2017	By:	/s/ Harash Pal Sethi
	Name:	Harash Pal Sethi
	Title:	Director

Dated: August 2, 2017	By:	/s/ Neal Cravens
	Name:	Neal Cravens
	Title:	Director

Dated: August 2, 2017	By:	/s/ Shiv Surinder Kumar
	Name:	Shiv Surinder Kumar
	Title:	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Amira Nature Foods Ltd, has signed this registration statement or amendment thereto in New York, New York, United States of America on August 2, 2017.

Authorized U.S. Representative

AMIRA I GRAND FOODS INC

By:	/s/ Bruce C. Wacha

Name:	Bruce C. Wacha
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)